Exhibit 99.1

For additional information contact:

Jon M. Donnell or Peter J. O’Hanlon

(614) 356-5000

Dominion Homes to Present at the Raymond James

Institutional Investors Conference

Dublin, Ohio – February 25, 2004 – Dominion Homes, Inc. (NASDAQ:DHOM) will broadcast live on its web site www.dominionhomes.com, its presentation at the Raymond James Institutional Investors Conference, which will be held on Tuesday March 2, 2004 at 4:00 p.m. Eastern Time.

Interested parties can access the live webcast of the presentation by accessing the Company’s website, selecting either the Central Ohio or Louisville, Kentucky location and then selecting the conference call link. The webcast will be available for replay through April 5, 2004.

Dominion Homes offers a variety of homes, which are differentiated by size, price, standard features and available options. The Company’s “The Best of Everything” philosophy focuses on providing its customers with unsurpassed products, quality, and customer service. There are currently over 50 Dominion Homes communities in Central Ohio and Louisville and Lexington, Kentucky.

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